U.S. SECURITIES AND EXCHANGE
                           COMMISSION WASHINGTON, D.C.
                                      20549


                                    FORM 8-K



                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                      15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934.



         Date of Report (Date of earliest event reported): May 12, 2005


                           Commission File No. 0-28099



                                SECURELOGIC CORP.
             (Exact name of registrant as specified in its charter)


          NEVADA                                     86-0866757
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)


                               245 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number: (831) 761-6200


                             MONTEREY BAY TECH, INC.
                  --------------------------------------------
                            Registrant's Former Name

Item 2.01         Completion of Acquisition or Disposition of Assets

         On May 12, 2005, pursuant to the terms of the Stock Purchase Agreement dated February 17, 2005 by and between the Company, SpaceLogic, Ltd., an Israeli corporation ("SpaceLogic") and the stockholders of SpaceLogic, the Company acquired all of issued and outstanding stock of SpaceLogic, in exchange for a total of 33,343,286 newly issued shares of the Company's common stock. In addition, on May 12, 2005, the Company also acquired the 15% interest in SecureLogic, Ltd., an Israeli corporation, which was not already owned by SpaceLogic, in exchange for an additional 3,520,472 newly issued shares of the Company's common stock. In total, the Company exchanged 36,863,758 newly issued shares of the Company's common stock to acquire SpaceLogic and its SecureLogic subsidiary.

Item 3.02         Unregistered Sales of Equity Securities

         On May 11, 2005, the Company issued 4,407,704 newly issued shares of common stock and issued four year warrants to purchase 4,407,704 shares of the Company's common stock (at an exercise price of $1.50 a share), to a total of nine accredited and/or sophisticated investors who paid, in the aggregate, a total of $2,000,000. This transaction was not registered under the Securities Act of 1933, as amended (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving a public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends.

         On May 12, 2005, the Company issued 40,169,358 newly issued shares of common stock to 11 accredited and/or sophisticated parties in connection with the Company's acquisition of SpaceLogic, Ltd. This transaction was not registered under the Act in reliance on the exemption from registration in
Section 4(2) of the Act, as a transaction not involving a public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends.

Item 5.01         Changes in Control of Registrant

         On May 12, 2005, the Company issued 40,169,358 newly issued shares of common stock in connection with the Company's acquisition of SpaceLogic. As a result of the foregoing, the former principal stockholders of SpaceLogic, as a group, namely Gary Koren, Michael Klein, Sholem Dolev, Iftach Yeffet and Milton Gross, now own approximately 68% of the issued and outstanding stock of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On May 12, 2005, Darryl Lovato, Brad Peppard and David Schargel each resigned as a director of the Company effective immediately. On May 12, 2005, Jonathan Kahn resigned as a director of the Company and as Chief Executive Officer and President of the Company, effective upon the Company's filing of its Form 10-QSB for the quarter ended March 31, 2005. On May 12, 2005, Alexandra Gonzalez resigned as Chief Financial Officer of the Company, effective upon the Company's filing of its Form 10-QSB for the quarter ended March 31, 2005.

         On May 12, 2005, Gary Koren, Shalom Dolev, Admiral Cathal Flynn, USN (Ret.) and Sean Deson were appointed to the Board of Directors of the Company in accordance with the written consent of majority stockholders dated March 22, 2005. In addition, on May 12, 2005, Gary Koren was appointed President and Chief Executive Officer of the Company pursuant to a three year employment agreement. Mr. Koren has had no prior relationship with the Company and was not a party to any transaction with the Company other than being a party to the Stock Purchase Agreement between the Company and SpaceLogic.

         The biographies of Messieurs Koren, Dolev and Deson and Admiral Flynn can be found below.

Gary Koren, Chief Executive Office

         Mr. Koren is the founder of SpaceLogic and an experienced entrepreneur in the high-tech industry. He has been the Chief Executive Officer of SpaceLogic since its inception in 1998 and has over 25 years of professional experience in systems engineering. In 1982, Mr. Koren founded Logistica Systems Ltd., serving as Chief Executive Officer for over 15 years. Mr. Koren holds a BSc. in Industrial and Management Engineering from the Technion, the Israel Institute of Technology.

Rear Admiral Cathal L. (Irish) Flynn, USN (Ret.), Vice President

         Admiral Flynn has acted as a consultant to SpaceLogic since 2003 and now serves as a Vice President of SecureLogic. Admiral Flynn has had a long and distinguished career as a naval officer as well as in civilian and government life. In the Navy, Admiral Flynn rose to the rank of Rear Admiral and commanded many special operations units of the US Navy as well as serving as Deputy Assistant Secretary of Defense for Special Operations. Following his retirement from the Navy in 1990, Admiral Flynn joined Science Applications International Corporation where he performed studies, analyses and identified applications for advanced technology in military special operations, counter-terrorism, and aviation security. From 1993 to 2000, Admiral Flynn was the Associate Administrator for Civil Aviation Security in the Federal Aviation Administration. In 2002, he was awarded a Lifetime Award for Service to the Aviation Security Community by Aviation Security International. During his term of service, the FAA introduced far-reaching changes of regulations to improve air carrier and airport security programs within the United States and abroad. Admiral Flynn is a graduate of the University of Dublin, Trinity College.

Shalom Dolev, Vice President

         Mr. Dolev is SpaceLogic's Vice President for Security Systems. Mr. Dolev has over 20 years experience in the field of airport security and is an expert in security methodologies, with special emphasis in security technologies for airport baggage handling. From 1992 to 1999, he served as a consultant for various manufacturers of explosive detection equipment, including Vivid and Magal. From 1985 to 1992, he was head of the Branch for Counter Terrorism and Sabotage of the Israeli Security Agency. From 1982 to 1985, Mr. Dolev was Security Officer of the Security Division of Ben Gurion International Airport, Israel. He holds a BSc. degree in Electronics Engineering from Tel Aviv University.

Item 5.03         Amendments to Articles of Incorporation

         On May 10, 2005, the Company amended its Articles of Incorporation to
(a) change the name of the Company to "SecureLogic Corp." and (b) increase to 100,000,000 the number of shares of common stock the Company is authorized to issue.

Item 7.01         Regulation FD Disclosure

         On May 12, 2005, the Registrant issued a press release regarding the acquisition of SpaceLogic.

Item  9.01        Financial Statements

The financial statements of SpaceLogic, Ltd. for calendar years 2003 and 2004 are shown below.

[ERNST & YOUNG]

                          Kost Forer Gabbay & Kasierer  Phone: 972-4-8654000
                          2 PalYam St.                                    Fax:
                          Haifa 33095, Israel           972-4-8654022



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             to the shareholders of

                                 SPACELOGIC LTD.



       We have audited the accompanying consolidated balance sheets of Spacelogic Ltd. ("the Company") and its subsidiary as of December 31, 2003 and 2004, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2003 and 2004 and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.






 Haifa, Israel                                   KOST FORER GABBAY & KASIERER
 March 1, 2005                                 A Member of Ernst & Young Global

                                                                                          SPACELOGIC LTD. AND ITS SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------
                                                                                 December 31,               December 31,
                                                                              2003           2004               2004
                                                                        ---------------  ---------------     Convenience
                                                                                                             Translation
                                                                                                              (Note 2B)
                                                                Note                  NIS                   U.S. dollars
                                                             -------------------------------------------  ------------------
                                                                                          (In thousands)

 CURRENT ASSETS:
   Cash and cash equivalents                                     3            2,347               77      $            18
   Short-term bank deposits                                      4            2,423              971                  225
   Trade receivables (net of allowance for doubtful
     accounts of NIS 8 as of December 31, 2003)                  5              941              626                  146
   Other accounts receivable                                     6              331              490                  113
   Inventories                                                   7            1,666              418                   97
                                                                        ---------------  ---------------  ------------------

                                                                              7,708            2,582                  599
                                                                        ---------------  ---------------  ------------------

 LONG-TERM INVESTMENTS, LOANS AND RECEIVABLES:
   Long-term loan and receivable - related parties               8              165                -                    -
   Deposits in respect of long-term lease                                        65                8                    2
   Severance pay funds                                           2L             661              666                  155
                                                                        ---------------  ---------------  ------------------

                                                                                891              674                  157
                                                                        ---------------  ---------------  ------------------

 PROPERTY AND EQUIPMENT, NET                                     9            1,125              773                  179
                                                                        ---------------  ---------------  ------------------

                                                                              9,724            4,029      $            935
                                                                        ===============  ===============  ==================



         March 1, 2005
--------------------------------    -------------------------    ---------------------------    ----------------------------
    Date of approval of the                Gary Koren                   Michael Klein                   Iftach Yeffet
     financial statements            CEO and Chairman of the           COO and Director               CFO and Director
                                       Board of Directors






The accompanying notes are an integral part of the consolidated financial statements.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------------
                                                                                 December 31,               December 31,
                                                                              2003           2004               2004
                                                                            -------        --------          Convenience
                                                                                                           ----------------
                                                                                                             Translation
                                                                                                              (Note 2B)
                                                                Note                  NIS                   U.S. dollars
                                                             -------------------------------------------  ------------------
                                                                                          (In thousands)

 CURRENT LIABILITIES:
   Short-term bank credit and others                             10              71               21      $            5
   Trade payables                                                11           2,997            1,098                 255
   Other accounts payable                                        12           6,599            5,342               1,240
   Billings in excess of costs and estimated earnings on
      uncompleted contracts                                      13           2,035                -                   -

                                                                             11,702            6,461               1,500
 LONG-TERM LIABILITIES:
   Long-term  loans                                              14               -               54                  12
   Accrued severance pay                                         2L           1,317            1,395                 324

                                                                              1,317            1,449                 336

 GUARANTEES, CHARGES, CONTINGENCIES AND COMMITMENTS              16

 SHARHOLDERS' DEFICIENCY

 Share capital                                                   17
 Ordinary shares of  New Israeli Shekels (NIS)
-----------------------------------------------------------
   0.01 par value
 Authorized - 3,000,000 shares as of December
   31, 2004 and 2003
 Issued and outstanding - 10,000 shares as of December 31,
    2004 and 2003                                                                *-               *-                  *-
 Accumulated deficit                                                         (3,295)          (3,881)               (901)
                                                                             (3,295)          (3,881)               (901)
                                                                        ---------------  ---------------  ------------------
                                                                              9,724            4,029      $ 935
                                                                        ---------------  ---------------  ------------------


*) Represents an amount lower than 1 thousand.





The accompanying notes are an integral part of the consolidated financial statements.

                                                                                       SPACELOGIC LTD. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------------
                                                                            For the year ended December 31,
                                                            ----------------------------------------------------------------
                                                                 2002            2003          2004             2004
                                                                                                            Convenience
                                                                                                          -----------------
                                                                                                            Translation
                                                                                                             (Note 2B)
                                                    Note                        NIS                         U.S. dollars
                                                  ------- -----------------------------------------------------------------
                                                                    (In thousands, except share and per share data)
 Revenues
 Long-term construction contract
   (BGA 2000)                                                  13,299           17,586        8,135    $         1,888
 Software and products                                          3,484            2,362        3,471                806
 Spare parts                                                        -                -        2,520                585
 Maintenance services                                             798              914          994                231
 Commissions                                                       15               32          594                138
                                                          ---------------  --------------------------- --------------------
                                                               17,596           20,894       15,714              3,648
                                                          ---------------  --------------------------- --------------------
 Cost of revenues
 Long-term construction contract
   (BGA 2000)                                                   8,864            9,473        4,432             1,054
 Software and products                                          2,452            1,784        2,313               502
 Spare parts                                                        -                -        1,476                342
 Maintenance services                                             390              355          410               105
                                                          ---------------  --------------------------- --------------------
                                                               11,706           11,612        8,631              2,003
                                                          ---------------  --------------------------- --------------------

 Gross profit                                                   5,890            9,282        7,083              1,645

 Research and development costs, net              18a           2,523            2,152        2,174                505
 Selling and marketing expenses                                 2,843            2,518        2,459                571
 General and administrative expenses                            3,365            3,710        2,828                657
                                                          ---------------  --------------------------- --------------------
                                                                8,731            8,380        7,461              1,733

 Operating income (loss)                                       (2,841)             902         (378)               (88)

 Financial income (expenses), net                 18b             586              363          (44)               (10)
 Other expenses                                   18c               -             (813)           -                  -

 Income (loss) before taxes on income                          (2,255)             452         (422)               (98)
 Taxes on income                                  15f             (61)            (680)        (164)               (38)

 Net loss                                                      (2,316)            (228)        (586)   $           (136)
 Basic and diluted net loss per share (in                                                                            (14)
    shekels)                                                     (232)             (23)         (59)   $
 Number of shares used in computing basic and
    diluted net income (loss) per share                        10,000            10,000       10,000              10,000
                                                          ===============  =========================== ====================


The accompanying notes are an integral part of the consolidated financial statements.

                                                                                       SPACELOGIC LTD. AND ITS SUBSIDIARY
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------------------------------------------------


                                                                             Accumulated
                                                         Share capital         deficit            Total
                                                         --------------   ---------------        ----------
                                                                        NIS (in thousands)
 Balance as of January 1, 2002                                       *-              (751)             (751)

  Net loss                                                            -            (2,316)           (2,316)
                                                         --------------   ---------------        ----------
 Balance as of December 31, 2002                                     *-            (3,067)           (3,067)

  Net loss                                                            -              (228)             (228)
                                                         --------------   ---------------        ----------
 Balance as of December 31, 2003                                     *-            (3,295)           (3,295)

  Net loss                                                            -              (586)             (586)
                                                         --------------   ---------------        ----------
 Balance as of December 31, 2004                                     *-            (3,881)           (3,881)
                                                         ==============   ===============        ==========



                                                                 Convenience translation (Note 2B)
                                                                    U.S. dollars (in thousands)

 Balance as of January 1, 2004                                    *-       $         (765)       $     (765)

  Net loss                                                         -                 (136)             (136)
                                                         --------------   ---------------        ----------

 Balance as of December 31, 2004                                  *-       $         (901)       $     (901)
                                                         ==============   ===============        ==========


* Represents an amount lower than 1 thousand.


The accompanying notes are an integral part of the consolidated financial statements. .

                                                                                       SPACELOGIC LTD. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------------------------
                                                                    For the year ended December 31,
                                                              ----------------------------------------------------------
                                                                 2002             2003          2004            2004
                                                              ----------      -----------   -----------    -------------
                                                                                                 Convenience
                                                                                                 Translation
                                                                                                  (Note 2B)
                                                                         NIS                     U.S. dollars
                                                              ----------------------------------------------------------
                                                                            (In thousands)
       CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)                                          (2,316)            (228)         (586)     $      (136)
       Adjustments to reconcile net income (loss) to
       cash provided by (used in) operating activities
         Depreciation                                                337              329           259               60
         Deferred taxes, net                                         391              280             -                -
         Accrued severance pay, net                                  361              120            73               19
           Inflation differences on long-term loan                    18              (17)           (1)              *-
         Accrued interest and exchange differences on
             investment in long-term loan                           (109)              10             -                -
         Write-down of long-term loan granted to related
          party                                                        -              813             -                -
         Loss from sale of equipment                                   2               22            87               20
         Impairment of long-lived assets                               -                -            25                5
         Decrease in trade receivables                             1,524            1,234           315               73
         Decrease (increase) in other accounts receivable
             (including long-term receivable)                        (97)          (1,574)        1,292              300
         Decrease (increase) in inventories                          (28)             (23)           19                4
         Increase (decrease) in trade payables                       174           (2,301)       (1,899)            (441)
         Increase (decrease) in other accounts payable             2,511             (118)       (1,257)            (293)
         Decrease in billings in excess of costs and
          estimated earnings on uncompleted contracts               (825)            (172)       (2,035)            (472)
                                                              ----------      -----------   -----------    -------------
         Net cash provided by (used in) operating activities       1,943           (1,625)       (3,708)            (861)
                                                              ----------      -----------   -----------    -------------
       CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of equipment                                      (257)            (260)         (226)             (52)
         Proceeds from sales of equipment                             17              102           207               48
         Short-term bank deposits, net                            (4,729)           4,200         1,452              337
                                                              ----------      -----------   -----------    -------------
         Net cash provided by (used in) investing activities      (4,969)           4,042         1,433              333
                                                              ----------      -----------   -----------    -------------
       CASH FLOWS FROM FINANCING ACTIVITIES:
         Short-term bank credit, net                                 119             (107)          (12)              (3)
         Long-term loan received                                       -                -            84               19
         Repayment of long-term loans                               (225)            (137)          (67)             (15)
                                                              ----------      -----------   -----------    -------------
         Net cash provided by (used in) financing activities        (106)            (244)            5                1
                                                              ----------      -----------   -----------    -------------
       INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (3,132)           2,173        (2,270)            (527)
       CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE
          YEAR                                                     3,306              174         2,347              545
       CASH AND CASH EQUIVALENT AT THE END OF THE YEAR               174            2,347            77     $         18
                                                              ==========      ===========   ===========    =============
       SUPPLEMENTAL DISCLUSRE OF CASH
         FLOW INFORMATION:
         Interest paid                                                88               24            20     $          5
                                                              ==========      ===========   ===========    =============
         Income taxes paid                                            61               34            68     $         16
                                                              ==========      ===========   ===========    =============

*     Represents an amount lower than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:- GENERAL

      A. Spacelogic Ltd. ("the Company") is a privately owned Israeli corporation incorporated in 1998. The Company has been involved in airport Baggage Handling Systems, as well as Automated Materials Handling Systems. The Company is selling Warehouse Management systems ("WMS") using its proprietary software for several years.

            The Company has performed a project as a subcontractor of Crisplant A/S ("Crisplant"), who was the principal contractor of constructing the automatic-baggage-handling-system for Israeli Ben Gurion Airport's new Terminal 3 ("BGA 2000"). The project ended in 2004 and the terminal began operating in November 2004.

            The Company and its subsidiary Securelogic Ltd. ("the Group") developed a system for airports - Integrated Baggage Handling and Security ("IBHS"). This solution meets new airport requirements by providing 100% baggage screening at a rapid throughput rates and high detection rates. As of balance sheet date the Company has not yet generated revenues from the sale of the aforementioned system.

            The Group is currently active in the development of additional control systems, explosive detection systems and nuclear-based explosive detection technologies in various environments such as in lobby, check-points, cargo etc.

      B.    THE FINANCIAL POSITION OF THE COMPANY

            As of December 31, 2004, the Company has an accumulated deficit in the amount of NIS 3.9 million and a working capital deficiency in the amount of NIS 3.9 million. According to management's projections and business plans, the Company is expected to generate positive cash flows from its operations which will enable it to continue operating in the future.

      C.    STOCK PURCHASE AGREEMENT

            On February 17, 2005 the Company signed an agreement with Monterey Bay Tech Inc. (hereafter "MBYI"), a publicly traded US technology holding company. According to the agreement, MBYI will acquire 100 % of the equity of the Company and will become a wholly subsidiary of the MBYI. The closing of this Agreement (the "Closing") shall occur on March 31, 2005. At and as of the Closing MBYI shall have not less than the sum of $2,160,000 of cash in its bank account.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and were applied on a consistent basis, as follows:

      A.    FINANCIAL STATEMENTS IN NEW ISRAELI SHEKELS (NIS)

            The functional currency of the Group is the New Israeli Shekel
            (NIS), as the NIS is the primary currency of the economic environment in which the Group has operated and expects to continue to operate in the foreseeable future. The majority of the Group's operations are currently conducted in Israel and most of the expenses are currently denominated and paid in new Israeli shekels ("NIS"). However, in 2004 and 2003 due to the performing of the BGA 2000 project mentioned In Note 1A above, approximately 70% and 80% respectively of the revenues were denominated in Danish Kroner
            (DKK).

            Accordingly, amounts in currencies other than NIS have been translated as follows:

                      Monetary balances -  at the exchange rate in effect as of
                                           balance sheet date.
                      Revenues and costs - at the exchange rates in effect
                                           as of the date of recognition of
                                           the transactions.

            All exchange gains and losses from the remeasurement mentioned above are reflected in the statements of operations in financial expenses (income), net.

      B.    CONVENIENCE TRANSLATION INTO U.S. DOLLARS

            The financial statements as of December 31, 2004 and for the year then ended, have been translated into U.S dollars using the representative exchange rate of the U.S. dollar as of such date (U.S.$ 1 = NIS 4.308). The translation was made solely for the convenience of the readers. It should be noted that the translated U.S. dollar figures should not be construed to represent amounts receivable or payable in dollars, or convertible into dollars, unless otherwise indicated in these statements.

      C.    USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

      D.    PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of the Company and its majority owned subsidiary (the "Group"). Intercompany transactions and balances have been eliminated upon consolidation.

      E.    CASH EQUIVALENTS

            Cash equivalents are unrestricted, short-term, highly liquid investments, that are readily convertible to cash with maturities of three months or less at the date of acquisition.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      F.    SHORT-TERM BANK DEPOSITS

            Short-term bank deposits are deposits with maturities of more than three months but less than one year and deposits that are restricted. The short-term bank deposits are presented at their cost, including accrued interest.

      G.    CONCENTRATION OF CREDIT RISKS

            Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

            The majority of the Group's cash and cash equivalents and deposits are invested in NIS instruments with major banks in Israel. Management believes that the financial institutions that hold the Group's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments.

            The Group performs ongoing credit evaluations of its customers and to date, has not experienced any unexpected material losses. An allowance for doubtful accounts is determined with respect to specific accounts receivable that the management evaluates to be uncollectible.

      H.    PROPERTY AND EQUIPMENT

            1.    Equipment are stated at cost, net of accumulated depreciation.

            2. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

                                                                          %
                                                                     -----------

                  Motor vehicles                                          15
                  Office furniture and equipment (including computers)  6 - 33
                                                                     (mainly 33)

      I.    INVENTORIES

            Inventories of spare parts used for providing services to customers and inventories of work in process are stated at the lower of cost or net realizable value. Cost of work in process is determined on a specific basis.

      J.    IMPAIRMENT OF LONG-LIVED ASSETS

            The Company's long-lived assets are reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If an asset is determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. As of December 31, 2004, impairment losses of NIS 25,000 have been identified.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      K.    DEFERRED TAXES

            The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes" ("SFAS No.109"). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.


      L.    SEVERANCE PAY

            The liabilities of the Group for severance pay are calculated based on the most recent salary of the employees as of the balance sheet date in accordance with Israeli Severance Pay Law.

            The Company's obligation for severance pay is provided by monthly deposits with insurance companies ("Severance pay funds"). Severance pay funds presented in the balance sheet include profits accumulated to balance sheet date. The amounts deposited may only be withdrawn after fulfillment of the obligations pursuant to Israeli Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these funds and includes immaterial profits.

            Severance pay expenses for the years ended December 31, 2004, 2003 and 2002 amounted to approximately NIS 263,000, NIS 240,000, and NIS 430,000, respectively.

      M.    REVENUE RECOGNITION

            The Company generated revenues from a long-term contract of construction of the baggage handling system in Ben Gurion Airport ("BGA 2000") and from sale of its self developed software relating to Warehouse Management Systems. The Company also generated revenues from providing maintenance services and support, from sale of spare parts and from commissions on supplying spare parts.

            1.    Revenue from BGA 2000 Baggage Handling System ("BHS").

            Revenue from the BGA 2000 BHS long-term construction contract is recognized based on Statement of Position 81-1 "Accounting for Performance of Construction-Type and Certain Production - Type Contracts" ("SOP 81-1") whereby revenue is recognized according to the percentage of completion method.

            Sales and anticipated profit under the long-term contract are recorded using the cost-to-cost method of accounting, where by percentage of completion is measured based on the ratio of costs incurred, to estimated total project costs. This percentage of completion approximates the percentage of completion determined under engineering progress.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.    REVENUE RECOGNITION (CONT.)

      1.    Revenue from BGA 2000 Baggage Handling System ("BHS") (cont.)

            Estimated gross profit from long-term contracts may change due to changes in estimates resulting from differences between actual performance and original forecasts. Such changes in estimated gross profit are recorded in results of operations when they are reasonably determinable by management, on a cumulative catch-up basis.

            Amounts representing contract change orders, claims or other items are included in sales only when they can be reliably estimated and realization is probable.

            The Company believes that the use of the percentage of completion method is appropriate as the Company has the ability to make reasonably dependable estimates of the extent of progress towards completion, of contract revenues and of contract costs. In addition, the contract executed includes provisions that clearly specify the enforceable rights regarding services to be provided and received by the parties to the contracts, the consideration to be exchanged and the manner and terms of settlement. The Company expects to perform its contractual obligations and its customer is expected to satisfy its obligations under the contract.

      2.    Revenues from sale of software and products.

            Revenues from sale of software are recognized in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. However, the Company has adopted Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions", ("SOP 98-9"). SOP 98-9 requires that revenue be recognized under the "residual method" when Vendor Specific Objective Evidence ("VSOE") of fair value exists for all undelivered elements and VSOE does not exist for all of the delivered elements. Under the residual method any discount in the arrangement is allocated to the delivered elements. Revenues from sale of software license are recognized when delivery of the product has occurred, the fee is fixed or determinable, collectibility is probable, vendor specific objective evidence exists to allocate total fees to elements of the arrangement and persuasive evidence of an arrangement exists.

            The Company also generated revenues also from products sales which are recognized in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition" when delivery has occurred and, where applicable, after installation has occurred, there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable and no further obligations exist. In cases where delivery has occurred but the required installation has not been performed, the Company does not recognize the revenue until the installation is completed.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.    REVENUE RECOGNITION (CONT.)

      3.    Revenues from maintenance services and support.

            Revenues from maintenance services and support are recognized on a straight-line basis over the term of the maintenance services and support agreement.

      4.    Revenues from sale of spare parts.

            Revenues from sale of spare parts are recognized when delivery of the spare parts has occurred, the fee is fixed or determinable, collectibility is probable and persuasive evidence of an arrangement exists.

      5.    Revenues from commission

            Revenue from commissions on supplying spare parts is earned when the sale is consummated.

      6.    Deferred revenue

            Deferred revenue includes unearned amounts received under maintenance services and support contracts.

N.    PROVISION FOR WARRANTIES

      The Company estimates the costs that may be incurred under its basic warranty and records a liability in the amount of such costs at the time revenue is recognized. The specific terms and conditions of those warranties vary depending upon the product sold and the work preformed. Factors that affect the Company's warranty liability include the anticipated work, weighted average cost of employees, engineering estimates and anticipated rates of warranty claims. The Company's management periodically assesses the adequacy of its recorded warranty liability based on the past experience of management and adjusts the amount as necessary.

      Changes in the Company's provision for warranty during the year are as follows:

                                                                            Convenience
                                                                            translation
                                                                              (Note 2B)
                                                       ---------------    ----------------
                                                            NIS            U.S. Dollars
                                                       ---------------    ----------------
                                                                  (in thousands)
       Balance, at January 1, 2004                             881        $        204
       Warranties issued during the year                       248                  58
       Warranties expired or settled during the year           (41)                 (9)
                                                       ---------------    ----------------

       Balance, at December 31, 2004                         1,088        $        253
                                                       ===============    ================

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

O.    RESEARCH AND DEVELOPMENT COSTS

      Research and development costs, net of participations, are charged to the statement of operations as incurred. SFAS NO. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the product development process, technological feasibility is established upon completion of a working model. Costs, incurred by the Company between completion of the working models and the point at which the products are ready for general release, have been insignificant. Therefore, research and development costs have been charged to the statement of operations, as incurred.

P.    PARTICIPATION IN RESEARCH AND DEVELOPMENT COSTS

      Participation of the BIRD Foundation in funding approved research and development projects is recognized at the time the Company is entitled to such participation, on the basis of the costs incurred. Such participation is included as a deduction of research and development costs. The participation received and accrued in 2004 amounted to NIS 674,000 ($157,000).

Q.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount reported in the balance sheet for cash and cash equivalents, short-term bank deposits, trade receivables, other accounts receivable, short-term bank credit, long-term loans, trade payables and other accounts payable approximates their fair value.

R.    NET LOSS PER SHARE

      Net loss per share is computed based on the weighted average number of Ordinary shares outstanding during each year, in accordance with SFAS No. 128 "Income per Share".

S.    IMPACT OF RECENTLY ISSUED AND ADOPTED ACCOUNTING STANDARDS

      1. In 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 ("FIN 46"). In December 2003, the FASB revised FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying Variable Interest Entities ("VIE's") and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

            In general, a VIE is an entity that either (1) has an insufficient amount of equity to carry out its principal activities, without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about the entity's activities, or (3) has a group of equity owners that do not have the obligation to absorb the entity's losses or the right to receive returns generated by its operations.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

S.    IMPACT OF RECENTLY ISSUED AND ADOPTED ACCOUNTING STANDARDS (CONT.)

      FIN 46 requires the consolidation of a VIE by the primary beneficiary. The primary beneficiary is the entity that absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. As the Company a nonpublic enterprise, the interpretation is effective by the beginning of the first annual beginning after December 15, 2004. The adoption of FIN No. 46 to is not expected to have a material impact on the Group's results of operations or financial position.

      2 In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." ("SFAS 151"). SFAS 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as current-period charges. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS 151 will have a material effect on its financial position or results of operations.

T.    LINKED BALANCES

      1. Balances linked to the Consumer Price Index ("CPI") are included on the basis of the appropriate Index for each linked asset or liability.

      2. Changes in the Israeli CPI and the dollar exchange rates are as follows:


                                                                        Representative
                                                                       exchange rate of              Current month
                            As of                                       one U.S. dollar               Israeli CPI
                            ------------------------------------     ----------------------      ----------------------
                                                                              NIS                     Points (*)
                                                                     ----------------------      ----------------------
                            December 31, 2004                                  4.308                     107.4
                            December 31, 2003                                  4.379                     106.2
                            December 31, 2002                                  4.737                     108.2

                            Changes during the year                            %                           %
                            ------------------------------------     ----------------------      ----------------------
                            2004                                              (1.6)                        1.2
                            2003                                              (7.6)                       (1.9)
                            2002                                               7.3                         6.5

                            *) According to the index on an average basis of
                               2000 = 100.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3:- CASH AND CASH EQUIVALENTS

                                                                                December 31,             December 31,
                                                                             2003           2004             2004
                                                                         -----------     ----------      Convenience
                                                                                                         Translation
                                                                                                          (Note 2B)
                                                                                    NIS                  U.S. dollars
                                                                         ---------------------------  -------------------
                                                                                         (In thousands)
               Cash                                                               51             11     $            2
               Deposits in NIS                                                 2,296             66                 16
                                                                          -----------    -----------    -----------------

                                                                               2,347             77     $           18
                                                                          ===========    ===========    =================

NOTE 4:- SHORT-TERM BANK DEPOSITS

                                                    Annual Interest
                                                       rate as of
                                                      December 31,           December 31,            December 31,
                                                          2004             2003         2004             2004
                                                    ----------------- ------------  ------------- --------------------
                                                                                                      Convenience
                                                                                                   Translation (Note
                                                                                                          2B)
                                                           %                     NIS                 U.S. dollars
                                                    ----------------- --------------------------- --------------------
                                                                                      (In thousands)
               Deposits in NIS (1)                        3.5                 729          638    $         148
               Deposits in foreign currencies
                (the majority DKK)                      1.7-1.88            1,694          333               77
                                                                      -------------   ----------- --------------------

                                                                            2,423          971    $         225
                                                                      =============   =========== ====================

      (1) The deposits include a balance in the amount of NIS 323,000 that serves as collateral for a bank guarantee issued in favor of a related company. In addition, a balance of NIS 294,000 serves as collateral for bank guarantees issued to secure advances received from customers (see Note 16a).

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5:-      TRADE RECEIVABLES
                                                                                  December 31,             December 31,
                                                                               2003         2004               2004
                                                                           -----------   -------------  --------------------
                                                                                                            Convenience
                                                                                                            Translation
                                                                                                             (Note 2B)
                                                                                      NIS                  U.S. dollars
                                                                           ---------------------------  --------------------
                                                                                            (In thousands)
                Open accounts (1)                                                   886          597      $         139
                Checks receivable                                                    55           29                  7
                                                                              ---------     --------      -------------
                                                                                    941          626      $         146
                                                                              =========     ========      =============

      (1)   With respect to charges, see Note 16b.

NOTE 6:-      OTHER ACCOUNTS RECEIVABLE

                                                                                     December 31,             December 31,
                                                                                 2003           2004              2004
                                                                               ----------    -----------    -----------------
                                                                                                              Convenience
                                                                                                              Translation
                                                                                                               (Note 2B)
                                                                                         NIS                  U.S. dollars
                                                                               -------------------------    -----------------
                                                                                              (In thousands)
                Related companies (1)                                                  262           207    $           48
                Grant receivable from the Bird Foundation (2)                            -           225                52
                Government  authorities                                                 50             -                 -
                Deposits in respect of long-term lease                                   -            58                13
                Other receivables                                                       19             -                 -
                                                                                ----------    -----------    -----------------

                                                                                       331           490    $          113
                                                                                ==========    ===========    =================

      (1) The amount bears no interest and is to be paid until December 31, 2005.
      (2)   See Note 16d(3).

NOTE 7:-      INVENTORIES

                                                                                     December 31,             December 31,
                                                                                 2003           2004              2004
                                                                               ----------    -----------    -----------------
                                                                                                              Convenience
                                                                                                              Translation
                                                                                                               (Note 2B)
                                                                                         NIS                  U.S. dollars
                                                                               -------------------------    -----------------
                                                                                              (In thousands)
                Work-in-process                                                      1,386           157        $       36
                Spare parts                                                            280           261                61
                                                                                 ----------    -----------    -----------------

                                                                                     1,660           418        $       97
                                                                                 ==========    ===========    =================

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8:-      LONG-TERM LOAN AND RECEIVABLE - RELATED PARTIES

      A.    LONG-TERM LOAN

            On January 8, 2001, the Company signed a convertible loan agreement ("the investment") with a related company ("the borrower") according to which the Company provided the borrower with a loan of $ 150,000 for a period of six months. The borrower is in the business of selling software for the long-term care market. The loan bears an annual interest rate of 8%. The Company has the option to convert the loan into ordinary shares of the borrower according to a price of $ 15.82 per share.

            The repayment and conversion date for the convertible loan was deferred to December 31, 2005.

            Due to the borrower's deteriorated financial position, the Company recorded in 2003 a provision for the impairment of the loan. The write-off in amount of NIS 813,000 was recorded in other expenses in the statement of operations.

      B.    LONG-TERM RECEIVABLE

            In 2003, an amount of NIS 165,000 was due from a related company. The amount is denominated in NIS, bears no interest and is to be paid until December 31, 2005.


NOTE 9:- PROPERTY AND EQUIPMENT, NET

      A.    COMPOSITION

                                                         December 31,            December 31,
                                                     2003         2004               2004
                                                    ------       ------           Convenience
                                                                                  Translation
                                                                                   (Note 2B)
                                                             NIS                 U.S. dollars
                                                  ---------------------------  ------------------
                                                                  (In thousands)
               Cost
               Motor vehicles                             898          692          $       160
               Office furniture and equipment           1,260        1,075                  249
                                                    ---------    ------------    ----------------

                                                        2,158        1,767                  409
                                                    ---------    ------------    ----------------

               Accumulated depreciation                (1,033)        (994)                (230)
                                                    ---------    ------------    ----------------
               Equipment, net
                                                        1,125          773          $       179
                                                    =========    ============    ================

            Depreciation expenses for the years ended December 31, 2004, 2003 and 2002 amounted to NIS 259,000, NIS 329,000 and NIS 337,000 respectively. In addition, the Company recognized in 2004 an impairment loss of NIS 25,000.

      B.    As for charges, see Note 16b.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10:-     SHORT-TERM BANK CREDIT AND OTHERS

                                           Annual interest
                                             rate as of
                                            December 31,     December 31,
                                                2004             2003               December 31, 2004
                                           ---------------  ----------------  ------------------------------
                                                                                              Convenience
                                                                                              Translation
                                                                                               (Note 2B)
                                                               Unlinked         Unlinked        Unlinked
                                                           -----------------  --------------
                                                  %              NIS               NIS           U.S. $
                                           ---------------------------------  -------------- ---------------
                                                                            (in thousands)
Short-term bank credit                            -               12                -             $     -
 Current maturities of long-term loans
   (see Note 14)(1)                              8.8              59               21                   5
                                                           -----------------  -------------- ---------------

                                                                  71               21             $     5
                                                           =================  ============== ===============

      (1)   With respect to collateral, see Note 16b.

NOTE 11:-     TRADE PAYABLES

                                          December 31,              December 31,
                                       2003           2004              2004
                                    -----------    -----------    ------------------
                                                                     Convenience
                                                                     Translation
                                                                      (Note 2B)
                                               NIS                  U.S. dollars
                                    --------------------------    ------------------
                                                    (In thousands)
                Open accounts            2,226            873            $ 203
                Checks payable             771            225               52
                                    -----------    -----------    ------------------

                                         2,997          1,098            $ 255
                                    ===========    ===========    ==================

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12:-     OTHER ACCOUNTS PAYABLE

                                                                                 December 31,              December 31,
                                                                              2003           2004              2004
                                                                           -----------    -----------    ------------------
                                                                                                            Convenience
                                                                                                            Translation
                                                                                                             (Note 2B)
                                                                                      NIS                  U.S. dollars
                                                                           --------------------------    ------------------
                                                                                           (In thousands)
                Payroll and related expenses                                      507            417          $    97
                Provision for employees vacation leave                            345            254               59
                Government authorities                                            333            530              123
                Related parties                                                   250            673              156
                Provision for warranty                                            881          1,088              253
                Deferred revenue                                                2,453            579              134
                Other payables (1)                                              1,830          1,801              418

                                                                                6,599          5,342          $ 1,240
                                                                           ===========    ===========    ==================

      (1) On July 10, 2002, a financial lawsuit in the United States in the amount of $ 50 million was filed by the Company against a partner in a joint venture ("the partner") for breach of commitments based on a collaboration agreement. The partner filed a counter claim for the reimbursement of $ 418,000 which was invested in the Joint Venture and deposited in the Company's bank account. The Company recorded the amount invested as a liability in the financial statements.

            Management believes, based on its legal advisors, that the chances the Company will be required to reimburse the partner are remote.

NOTE 13:- BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                               December 31,             December 31,
                                                            2003          2004              2004
                                                           ------        ------          Convenience
                                                                                         Translation
                                                                                          (Note 2B)
                                                                    NIS                 U.S. dollars
                                                        ----------------------------  ------------------
                                                                        (In thousands)
                Cost incurred on uncompleted contracts         10,600              -           $   -
                Estimated earnings                              8,113              -               -
                                                              --------       --------       -----------
                                                               18,713              -               -
                Less: Billings to date(1)                     (20,748)             -               -
                                                              --------       --------       -----------

                                                               (2,035)             -           $   -
                                                              ========       ========       ===========

      (1)   With respect to collateral, see Notes 4 and 16a.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 14:-     LONG-TERM LOANS

a. COMPOSITION:

                                                                                            December 31,          December 31,
                                                         Annual                          2003         2004            2004
                                                     interest rate                      ------       ------       Convenience
                                                         as of                                                    translation
                                                      December 31,      Years of                                   (Note 2B)
                                                          2004          maturity                NIS               U.S. dollars
                                                    ----------------   ----------    ---------------------------  -------------
                                                                                                   (In thousands)
                      From leasing companies          Unlink 8.8%      2005-2009              59          575       $  17
                      Less - current maturities                                              (59)         (21)         (5)
                                                                                          --------      -------   ---------
                                                                                               -           54       $  12
                                                                                          ========      =======   =========

      The maturities of these loans after December 31, 2004 are as follows:

                                                                   NIS
                                                            ------------------
                                                              (in thousands)
                     2005 - current maturities                      21
                     2006                                           22
                     2007                                           21
                     2008                                           10
                     2009                                            1
                                                            ------------------
                                                                    75
                                                            ==================

      b.    With respect to collateral, see Note 16b.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
NOTE 15:-     TAXES ON INCOME

      a.    APPLICABLE TAX LAWS:

            The provisions of the Income Tax (Inflationary Adjustments) Law, 1985 apply to the Company and its subsidiary. According to the law, the results for tax purposes are measured based on the changes in the Israeli CPI.

      b.    TAX LOSSES CARRYFORWARD:

            As of December 31, 2004, the group has carryforward losses for an indefinite period of approximately NIS 3 million.

      c.    FINAL TAX ASSESSMENTS:

            The Company has tax assessments which are considered final through 2000. The subsidiary has no final tax assessments since inception (year 2000).

      d.    DEFERRED TAXES:

            Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred taxes were computed at the enacted tax rate that is expected to be in effect at the time the differences are expected to reverse (30%). Significant components of the Group's deferred tax assets are as follows:

            DEFERRED TAX ASSETS:

                                                                 December 31,                 December 31,
                                                              2003           2004                 2004
                                                             ------         ------            Convenience
                                                                                           Translation (Note
                                                                                                  2B)
                                                                     NIS                      U.S. dollars
                                                        -------------------------------   ---------------------
                                                                            (In thousands)
            Short-term deferred tax assets-net:
            Provision for employees vacation leave             127               98             $      23
                                                           ----------       ---------          --------------
                                                               127               98                    23
            Valuation allowance                               (127)             (98)                  (23)
                                                           ----------       ---------          --------------
                                                                 -                -                     -
                                                           ----------       ---------          --------------
            Long-term deferred tax assets-net:
            Accrued severance pay and others                   188              249                    58
            Carryforward tax losses of the company               -              336                    78
            Carryforward tax losses of the subsidiary          613              578                   134
                                                           ----------       ---------          --------------
                                                               801            1,163                   270
            Valuation allowance                               (801)          (1,163)                 (270)
                                                           ----------       ---------          --------------
                                                                 -                -                     -
                                                           ----------       ---------          --------------

            Net deferred tax                                     -                -             $       -
                                                           ==========       =========          ==============

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
NOTE 15:-     TAXES ON INCOME (CONT.)

      e. A reconciliation of theoretical tax expenses, assuming all income is taxed at the statutory rate applicable to the income of the Group, and the actual tax expenses, is as follows:

                                                                    For the year ended December 31,
                                                   --------------------------------------------------------------------
                                                      2002            2003           2004                   2004
                                                   ----------       --------       --------             ---------------
                                                                                              Convenience
                                                                                         Translation (Note 2B)
                                                              NIS                              U.S. dollars
                                                   --------------------------     ---------------------------------------
                                                                   (In thousands)
             Income (loss) before taxes on
                income                                (2,255)           452            (422)              $        (98)
                                                   ==========     ===========     ============       ====================
             Statutory tax rate                           36%           36%              35%                        35%
                                                   ==========     ===========     ============       ====================

             Theoretical tax expense (tax
                benefit)                                (812)           163            (148)                       (34)

             Nondeductible  expenses                      89            157              69                         69

             Valuation allowance in respect
                of deferred taxes recorded
                in prior years                             -            280               -                          -

             Reversal of valuation
                allowance recorded in prior
                years due to change in
                estimate                                   -           (314)             (8)                        (2)

             Deferred taxes for which
                valuation allowance was
                provided                                 784            394             251                          5
                                                   -----------    ------------    -------------      ---------------------
            Taxes on income in
               the statements of
               operations                                 61            680             164               $         38
                                                   ===========    ============    =============      =====================

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 15:-     TAXES ON INCOME (CONT.)

      f. Taxes on income (tax benefits) included in the statements of operations:

                                                            For the year ended December 31,
                                               2002          2003          2004                2004
                                             ---------     ----------    ---------     ---------------------
                                                                                            Convenience
                                                                                            Translation
                                                                                             (Note 2B)
                                                              NIS                           U.S. dollars
                                             --------------------------------------     ---------------------
                                                                     (In thousands)
            Deferred taxes                          (54)            280           -            $        -
            Current taxes                           115             400         164                    38
                                                ---------     ----------    ---------     ---------------------

                                                     61             680         164            $       38
                                                =========     ==========    =========     =====================

      g. On June 29, 2004, the Knesset (Israeli parliament) passed the Amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004, which progressively reduces the tax rates applicable to companies from 36% to 35% in 2004 to a rate of 30% in 2007. The change in the tax rate did not have a material effect on the Company's financial position or results of operations.

NOTE 16:-     GUARANTEES, CHARGES, CONTINGENCIES AND COMMITTMENTS

      a.    GUARANTEES:

            1. The Company has provided bank guarantees in the amount of NIS 294,000 in order to secure advances received from customers and NIS 83,000 to secure rental fees.

            2. The Company has also deposited an amount of NIS 323,000 as collateral for a bank guarantee issued in favor of a related company.

      b.    CHARGES:

            1. As collateral for liabilities to banks, a charge in an unlimited amount has been placed on trade receivables and on future receivables from certain customers.

            2. As collateral for a loan granted by a leasing company, a fixed charge has been placed on motor vehicles (see Note 13).

            3.    For deposits serving as collateral for bank guarantees, see
                  Note 4.

      c.    CONTINGENT LIABILITIES:

            The Company had committed to complete the project of BGA 2000 until December 6, 2003 otherwise a penalty amount between $1,200 to $3,600 was to be paid for each day of delay to the extent of 15% of the entire consideration. The Company executed substantial delivery of the project in May 2004. It is management's estimate that the Company is not exposed to any liabilities for penalties on account of schedule delays since it has fulfilled all its commitments according to the abovementioned agreement and according to a notification received in 2004 from the customer, the project was completed.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16:-     GUARANTEES, CHARGES, CONTINGENCIES AND COMMITMENTS (CONT.)

      d.    COMMITMENTS

            1. The future minimum lease commitments of the Company under various non-cancelable operating lease agreements in respect of motor vehicles are as of December 31, 2004 as follows:

                                                         NIS
                                                   --------------
                                                   (In thousands)
                             2005                        221
                             2006                          5
                                                   --------------
                                                         226
                                                   ==============

            2. The Company is committed to pay rent for a building until December 2005. Future rental fees on account of the lease as of December 31, 2004 aggregate to approximately NIS 200,000 per annum. The Company received an option to extend the lease for two additional years. As for collateral see a (1) above. Rent expenses for the years ended December 31, 2004, 2003 and 2002 amounted to NIS 254,000, NIS 287,000 and NIS 58,000, respectively.

            3. In June 2004, an Agreement was signed between the Company and the Bird Foundation ("Bird") for Bird's participation in the Company's expected research and development budget of approximately $1,072,000 up to a participation amount of $534,000. This research and development is to be performed within 18 months. Through December 31, 2004 BIRD's participation amounted to NIS 674,000 ($ 156,453).

                  Pursuant to the agreement, the Company is required to pay royalties at the rate of 5% of sales of product developed with funds provided by the BIRD Foundation, up to an amount equal to 100-150% of BIRD Foundation's research and development grants (dollar linked) related to such projects. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required. As of December 31, 2004 the company's' contingent obligation to Bird in respect of the aforementioned participation amounted to NIS 674,000($ 156,453).

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 17:-     SHARE CAPITAL

              SHARE RIGHTS

              The Ordinary shares confer their holders the right to vote, the right to receive a dividend whether in cash or in Bonus shares, in the distribution of assets or any other distribution and rights concerning capital repayment and participation in the distribution of the Company's surplus assets in the event of liquidation, according to the ratio of amounts of capital that are outstanding or credited as outstanding over the nominal value of the shares held by them.

NOTE 18:-     SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF OPERATIONS

                                                                              For the year ended December 31,
                                                               ---------------------------------------------------------------
                                                                  2002              2003          2004                 2004
                                                               ------------    ------------   -------------    ---------------
                                                                                                                Convenience
                                                                                                               Translation
                                                                                                                    (Note 2B)
                                                                                   NIS                             U. S. $
                                                               --------------------------------------------    -----------------
                                                                                        (In thousands)
                a. Research and development costs, net
                      Research and development costs                 2,523           2,152          2,848      $         662
                      Participation from BIRD                            -               -           (674)            (157)
                                                               ------------    ------------   -------------    -----------------
                                                                     2,523           2,152          2,174      $         505
                                                               ============    ============   =============    =================
                b.    Financial income (expense), net: Interest
                      income from short-term
                        deposits                                     446            227             48         $          11
                      Interest income from related companies
                                                                      78              -              -                     -
                      Foreign exchange gain (loss)                   266            234            (38)                   (9)
                      Interest expenses on long-term loan            (58)           (22)            (3)                   (1)
                       Interest expenses on short-term
                       bank    credit                               (146)           (68)           (51)                  (11)
                                                               ------------    ------------   -------------    -----------------

                                                                     586            371            (44)        $          (10)
                                                               ============    ============   =============    =================
                c.    Other expenses: Write-down of loan granted to
                        related party (Note 8a)                     -              -813              -                     -
                                                               ------------    ------------   -------------    -----------------
                                                                    -              -813              -         $           -
                                                               ============    ============   =============    =================

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 19:-     INFORMATION ON OPERATING SEGMENTS

              a. The Group adopted Statement of Financial Accounting Standards No.131 "Disclosures About of an Enterprise and Related Information", ("SFAS No.131").

                    The Group operates in the three following reportable operating segments:

                     o Baggage Handling Systems- the Company was involved in the construction of the automatic-baggage-handling system for Ben-Gurion Airport. In addition, in 2004 the Company sold spare parts relating to the system constructed and also received commissions in respect of the aforementioned sales.

                     o WMS and Software - development, planning, implementation and marketing of software for warehouses and distribution centers.

                     o      Maintenance services and support.

              b. Measurement of revenues and segment profits and losses:

                    The measurement of revenues, profits or losses and assets of the reportable operating segments is based on the same accounting principles applied in these financial statements.

                    Segment profits (losses) reflect the income from operations of the segment and do not include net financial income or expense and income tax expenses (tax benefit) since those items are not included in the measurement of segment profit or loss.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 19:-     INFORMATION ON OPERATING SEGMENTS ( CONT.)

              c. Financial data relating to reportable operating segments:

                                                                        Year ended December 31, 2004
                                     ----------------------------------------------------------------------------------------------
                                        baggage                     Maintenance
                                       handling  WMS and Software  services and
                                        systems                       support            Other         Adjustments         Totals
                                     ----------------------------------------------------------------------------------------------
                                                                        NIS (In thousands)
                                     ----------------------------------------------------------------------------------------------
 Revenues from external customers         11,157      3,471              994                92                -           15,714
                                     ============================================ =================================================
 Segment profit (loss)                     1,637        198              498                92           (2,803)(1)         (378)
                                     ============================================ =================================================
 Depreciation expense                        133         41               22                 -               63              259
                                     ============================================ =================================================
 Investments in long-lived assets             66        113               35                 -               12              226
                                     ============================================ =================================================


                                                                         December 31, 2004
                                     ----------------------------------------------------------------------------------------------
 Segment assets                            1,006        563              524                18            1,918(2)         4,029
                                     ============================================ =================================================

               (1) Unallocated expenses
               (2) Unallocated assets

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 19:-     INFORMATION ON OPERATING SEGMENTS ( CONT.)

              c. Financial data relating to reportable operating segments:
                 (cont.)


                                                                      Year ended December 31, 2004
                                     ----------------------------------------------------------------------------------------------
                                         baggage                     Maintenance
                                        handling  WMS and Software   services and
                                         systems                       support            Other         Adjustments         Totals
                                     ----------------------------------------------------------------------------------------------
                                                        Convenience translation (Note 2B) U.S. dollars
                                     ----------------------------------------------------------------------------------------------
                                                                        (In thousands)
                                     ----------------------------------------------------------------------------------------------
 Revenues from external customers           2,590     806              231                21                -           3,648
                                     ========================================== ===================================================
 Segment profit (loss)                        380      46              116                21             (651)(1)         (88)
                                     ========================================== ===================================================
 Depreciation expense                          30      10                5                 -               15              60
                                     ========================================== ===================================================
 Investments in long-lived assets              15      26                8                 -                3              52
                                     ========================================== ===================================================


                                                                        December 31, 2004
                                                        Convenience translation (Note 2B) U.S. Dollars
                                     ----------------------------------------------------------------------------------------------

 Segment assets                               234     131              122                 4              444(2)          935
                                     ========================================== ===================================================

                  (1) Unallocated expenses
                  (2) unallocated assets

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 19:-     INFORMATION ON OPERATING SEGMENTS (CONT.)


                                                                      Year ended December 31, 2003
                                     ---------------------------------------------------------------------------------------------
                                      Baggage                        Maintenance
                                     handling     WMS and Software   services and
                                      systems                    support            Other         Adjustments         Totals
                                     ---------------------------------------------------------------------------------------------
                                                                      NIS (In thousands)
                                     ---------------------------------------------------------------------------------------------
 Revenues form external customers        17,586     2,362              914                32                -           20,894
                                     ===========  ============    ============ =================   ================   ============
 Segment profit (loss)                    5,268    (1,247)             559                32           (3,710)(1)          902
                                     ===========  ============    ============ =================   ================   ============
 Depreciation expense                       219        23               23                 -               64              329
                                     ===========  ============    ============ =================   ================   ============
 Investments in long-lived assets           154        25               25                 -               56              260
                                     ===========  ============    ============ =================   ================   ============



                                                                      December 31, 2003
                                     ---------------------------------------------------------------------------------------------
 Segment assets                           2,083     3,229              570                 -            3,842(2)         9,724
                                     ===========  ============    ============ =================   ================   ============

                  (1)      Unallocated expenses
                  (2)      Unallocated assets

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE 19:-     INFORMATION ON OPERATING SEGMENTS (CONT.)


                                                                         Year ended December 31, 2002
                                      -------------------------------------------------------------------------------------------
                                         baggage                        Maintenance
                                        handling     WMS and Software   services and
                                         systems                          support            Other   Adjustments         Totals
                                      -------------------------------------------------------------------------------------------
                                                                           NIS (In thousands)
                                      -------------------------------------------------------------------------------------------
 Revenues form external customers          13,299       3,484              798                15          -           17,596
                                      =============   ============     ============   =============   ==========   ==============
 Segment profit (loss)                      1,575      (1,474)             408                15     (3,365)(1)       (2,841)
                                      =============   ============     ============   =============   ==========   ==============
 Depreciation expense                          85          39               78                 -        135              337
                                      =============   ============     ============   =============   ==========   ==============

              (1) Unallocated expenses


      d. Revenues from single customer that exceed 10% of total revenues in the reported years:


                                            Year ended December 31,
                                          ----------------------------
                                           2002        2003      2004
                                          ------      ------    ------
     Customer A                            77%         80%        68%

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 20:-     TRANSACTIONS AND BALANCES WITH RELATED PARTIES

      a.    Employment agreement with the Chief Executive Officer ("CEO")

            In January 2000, the Company entered into a three-year employment agreement with its CEO, which was extended in 2003 until June 2006. Pursuant to the employment agreement, the CEO is entitled to a monthly base salary of NIS 26,100 linked to the CPI, a monthly bonus of 0.45% from the Company's revenue from sales and an annual bonus depending on the CEO's achievements and the Company's profitability as authorized by the Board of Directors.

      b.    Management and consulting fees to related companies

            1. A management fee agreement between the Company and its shareholders was signed in January 2000 and amended in January 2003. Pursuant to this agreement, the shareholders are entitled to monthly management fees of $6,000, an annual amount of between 0-10% of the turnover (excluding receipts from the financial lawsuit against the partner in a joint venture as agreed upon each specific year (see Note 11(1)) and an additional amount over this maximum depending on the Company's performances.

            2. A consulting fee agreement between the Company and its parent company (hereinafter - "consulting company") was signed in January 2000. Pursuant to this agreement the consulting company is entitled to monthly fees of approximately NIS 75,000.

                                                                             For the year ended December 31,
                                                               2002            2003             2004                2004
                                                              ------          ------           ------              ------
                                                                                                                Convenience
                                                                                                                Translation
                                                                                                                 (Note 2B)
                                                                                NIS                             U.S. dollars
                                                           -----------------------------------------------    -----------------
                                                                                     (In thousands)
               c.       Income: Interest from related
                           companies                                78               -               -            $      -
                                                           =============    ============    ==============    =================

               d.       Expenses: Salary and related expenses
                           to the Company's CEO                    398              362             491           $    114
                        Consulting and management
                           fees to parent company                1,776            1,957           1,862                432
                        Management fees to a related
                           company                                  84              272             356                 83
                        Participation in general
                           expenses *)                            (157)            (153)           (203)               (47)
                                                           -------------    ------------    --------------    -----------------
                                                                 2,101            2,438           2,506           $    582
                                                           =============    ============    ==============    =================
                     *) In the ordinary course of business.

                                              SPACELOGIC LTD. AND ITS SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 20:-     TRANSACTIONS AND BALANCES WITH RELATED PARTIES (CONT.)


                                                                 December 31,               December 31,
                                                             2003           2004                2004
                                                            ------         ------              ------
                                                                                            Convenience
                                                                                            Translation
                                                                                             (Note 2B)
                                                                     NIS                    U.S. dollars
                                                        -------------------------------  -------------------
                                                                          (In thousands)
               e. Balances with related parties:

                        Other accounts receivable                  262             207              $    48
                                                           ============    ==============    ================
                        Long-term receivable and loan              165               -              $     -
                                                           ============    ==============    ================
                        Other accounts payable                     250             673              $   156
                                                           ============    ==============    ================


      f. For deposits serving as collateral for a bank guarantee issued in favor of a related company - See Note 4(1).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


MONTEREY BAY TECH, INC.
(Registrant)

/s/ Jonathan Kahn                                    Date: May 18, 2005
----------------------------------------
(Jonathan Kahn, CEO and Director)


EXHIBIT INDEX

Exhibit No                                  Description
----------                                  --------
99.1                                        Press Release dated May 12, 2005